                                                                     Exhibit 4.2

                              AMENDMENT NO. 1 TO
                     SECOND AMENDED AND RESTATED BYLAWS OF
                              U.S. CONCRETE, INC.

                        Effective as of August 8, 2001

          The Board of Directors of U.S. Concrete, Inc. (the "Corporation") by resolution has duly adopted this Amendment No. 1 to the Corporation's Second Amended and Restated Bylaws (the "Bylaws"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Bylaws.

          1.  The Bylaws are hereby amended by deleting Sections 1.10 through
1.12 and replacing in lieu thereof new Sections 1.10 through 1.12 reading in their entirety as follows:

          "Section 1.10 Election of Directors. (a) Subject to such rights of the holders of any class or series of the Corporation's capital stock as the Certificate of Incorporation may prescribe, only persons who are nominated in accordance with the procedures this Section 1.10 sets forth will be eligible for election by Stockholders as Directors. Nominations of persons for election to the Board may be made at any meeting of Stockholders at which Directors are to be elected: (i) by or at the direction of the Board or any Board Committee the Board has duly designated and empowered to nominate persons for election as Directors; or (ii) by any Stockholder who (A) is a Stockholder of record at the time that Stockholder gives the notice this Section 1.10 specifies below, (B) will be entitled to vote at that meeting in the election of the Director for which that Stockholder is making the nomination and (C) complies with this
Section 1.10.

          (b) For a Stockholder to bring any nomination of a person for election as a Director properly before any meeting of Stockholders, that Stockholder must have given timely notice of that nomination (a "Nomination Notice") in proper written form to the Secretary. To be timely, a Stockholder's Nomination Notice must be delivered to the Secretary, or mailed and received by the Secretary, at the principal executive offices of the Corporation: (i) if it relates to an election at any annual meeting of Stockholders, not later than the close of business on the 90th day and not earlier than the 180th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that, if the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Nomination Notice will be timely if it is so delivered not later than the last to occur of the close of business on (A) the 90th day prior to the pending annual meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending annual meeting; and (ii) if it relates to any special meeting of Stockholders, provided that the Board of Directors has determined that directors shall be elected at such meeting, not earlier than 180 days prior to that special meeting and not later than the last to occur of the close of business on
(A) the 90th day prior to that special meeting or (B) the 10th day following the day on which the

Corporation first makes a public announcement of the date of that special meeting. The public disclosure of an adjournment of any annual or special meeting will not in any event commence a new time period for the giving of any Nomination Notice.

          (c) To be in proper written form, any Nomination Notice of a Stockholder must: (i) set forth (A) as to each person whom that Stockholder proposes to nominate for election as a Director, (1) the name, age and business address of that person, (2) the principal occupation or employment of that person, (3) the class or series and number of shares of capital stock of the Corporation which that person owns beneficially or of record and (4) all other information, if any, relating to that person which Section 14 of the Exchange Act and the rules and regulations thereunder would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of directors and (B) as to that Stockholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf the nomination is being made, (1) the name and address of that Stockholder as they appear in the stock records of the Corporation and the name and address of that beneficial owner, (2) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that beneficial owner each owns beneficially or of record, (3) a description of all arrangements and understandings between that Stockholder or that beneficial owner and each proposed nominee of that Stockholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that Stockholder, (4) a representation by that Stockholder that he intends to appear in person or by proxy at that meeting to nominate the person(s) named in that Nomination Notice, (5) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (b) to otherwise solicit proxies from Stockholders in support of such nomination, and (6) all other information, if any, relating to that Stockholder and that beneficial owner which Section 14 of the Exchange Act and the rules and regulations thereunder would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of directors; and (ii) be accompanied by a written consent of each person that Stockholder proposes to nominate for election as a Director to be named as such a nominee and to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

          (d) Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the chairman of any meeting of Stockholders at which Directors are to be elected will have the power and duty to determine whether nominations of persons for election as Directors have been made in accordance with the procedures this Section 1.10 sets forth (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Stockholder's nominee in compliance with such Stockholder's representation as required by clause (c)(i)(B)(5) of this Section 1.10) and, if that chairman determines that any such nomination has not been made in compliance with these procedures, to declare to that meeting that such nomination is defective and will be disregarded. Notwithstanding the foregoing provisions of this Section 1.10, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

          (e) Notwithstanding anything in Section 1.10(b) to the contrary, if the number of Directors to be elected at an annual meeting of Stockholders is increased and the Corporation has not made a public announcement at least 100 days prior to the first anniversary of the preceding year's annual meeting, which announcement (i) names all the nominees for Director of the Board or any duly designated and empowered Board Committee or (ii) specifies the size of the increased Board, a Stockholder's Nomination Notice will be timely, but only with respect to nominees for any new positions that increase creates, if that Nomination Notice is delivered to the Secretary, or mailed and received by the Secretary at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the Corporation first makes that public announcement.

          (f) For purposes of Section 1.11 and this Section 1.10, "public announcement" means disclosure in a press release the Dow Jones News Service, Associated Press or any comparable national news service in the United States reports or in a document the Corporation publicly files with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act.

          (g) Notwithstanding the foregoing provisions of this Section 1.10, a Stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this
Section 1.10 sets forth.

          Section 1.11 Other Stockholder Business . (a) At any annual meeting the Corporation holds pursuant to Section 1.1, the Stockholders will transact only such business, in addition to the election of Directors, as has been properly brought before that meeting. Except as the Certificate of Incorporation otherwise provides, to be brought properly before any annual meeting, business other than the election of Directors ("Other Business") must be (i) business the notice of that meeting (or any supplement thereto) given by or at the direction of the Board specifies, (ii) business otherwise properly brought before that meeting by or at the direction of the Board and (iii) business (A) properly brought before that meeting by a Stockholder who (1) is a Stockholder of record at the time that Stockholder gives the notice this Section 1.11 specifies below,
(2) will be entitled to vote on that business at that meeting and (3) complies with this Section 1.11, (B) that is a proper subject for Stockholder action and
(C) is properly introduced at that meeting.

          (b) For a Stockholder to bring any Other Business properly before any annual meeting of Stockholders, that Stockholder must have given timely notice thereof (a "Business Notice") in proper written form to the Secretary. To be timely, a Stockholder's Business Notice must be delivered to the Secretary, or mailed and received by the Secretary at, the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the 180th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that, if the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Business Notice will be timely if it is so delivered not later than the last to occur of the close of business on (A) the 90th day prior to that pending annual meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending meeting. The public disclosure of an adjournment of any annual meeting will not in any event commence a new time period for the giving of any Business Notice.

          (c) To be in proper written form, any Business Notice of a Stockholder must set forth: (i) as to each matter of Other Business that Stockholder proposes to bring before an annual meeting, (A) a brief description of that Other Business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting that Other Business at an annual meeting and (D) each material interest in that Other Business of that Stockholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf that proposal is being made; and (ii) as to that Stockholder and each such beneficial owner, (A) the name and address of that Stockholder as they appear on the Corporation's books and the name and address of that beneficial owner, (B) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that beneficial owner each owns beneficially or of record, (C) a description of all arrangements and understandings between that Stockholder or that beneficial owner and any other person or persons (including their names) in connection with that Other Business, (D) a representation by that Stockholder that he intends to appear in person or by proxy at that meeting to bring that Other Business before that meeting , and (E) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from Stockholders in support of such proposal. The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

          (d) Except as applicable law otherwise provides, the chairman of any annual meeting of Stockholders will have the power and duty to determine whether proposals by Stockholders of any Other Business to be brought before that meeting have been made in accordance with the procedures this Section 1.11 sets forth (including whether the Stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Stockholder's proposal in compliance with such Stockholder's representation as required by clause
(c)(ii)(E) of this Section 1.11) and, if that chairman determines that any such proposal has not been made in compliance with these procedures, to declare to that meeting that such proposal is defective and will be disregarded.

          (e) At any special meeting the Corporation holds pursuant to Section 1.2, the Stockholders will transact only such business as (i) the notice given of that meeting pursuant to Section 1.3 sets forth and (ii) constitutes matters incident to the conduct of that meeting as the chairman of that meeting determines to be appropriate.

          (f) Notwithstanding the foregoing provisions of this Section 1.11, a Stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this
Section 1.11 sets forth.

          Section 1.12 No Action By Consent of Stockholders. Unless the Certificate of Incorporation otherwise provides, all actions of the Stockholders must be taken at an annual or special meeting of the Stockholders, and no Stockholder action may be taken without a meeting, without prior notice and without a vote."

--------------------------------------------------------------------------------


                          SECOND AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              U.S. CONCRETE, INC.


                        EFFECTIVE AS OF AUGUST 17, 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                         Page No.
                                                                                                         -------
ARTICLE I
  STOCKHOLDERS.........................................................................................     1
  Section 1.1 Annual Meetings..........................................................................     1
  Section 1.2 Special Meetings.........................................................................     1
  Section 1.3 Notice of Meetings.......................................................................     1
  Section 1.4 Adjournments.............................................................................     2
  Section 1.5 Quorum...................................................................................     2
  Section 1.6 Organization.............................................................................     2
  Section 1.7 Voting; Proxies..........................................................................     2
  Section 1.8 Fixing Date for Determination of Stockholders of Record..................................     4
  Section 1.9 List of Stockholders Entitled To Vote....................................................     5
  Section 1.10 Election of Directors...................................................................     5
  Section 1.11 Other Stockholder Business..............................................................     7
  Section 1.12 Action By Consent of Stockholders.......................................................     9
  Section 1.13 Conduct of Meetings.....................................................................     9

ARTICLE II
  BOARD OF DIRECTORS....................................................................................   10
  Section 2.1 Regular Meetings.........................................................................    10
  Section 2.2 Special Meetings.........................................................................    10
  Section 2.3 Telephonic Meetings......................................................................    10
  Section 2.4 Organization.............................................................................    10
  Section 2.5 Order of Business........................................................................    10
  Section 2.6 Notice of Meetings.......................................................................    10
  Section 2.7 Quorum; Vote Required for Action.........................................................    11
  Section 2.8 Informal Action by Directors.............................................................    11

ARTICLE III
  BOARD COMMITTEES.....................................................................................    11
  Section 3.1 Board Committees.........................................................................    11
  Section 3.2 Board Committee Rules....................................................................    12

ARTICLE IV
  OFFICERS.............................................................................................    12
  Section 4.1 Designation..............................................................................    12
  Section 4.2 CEO......................................................................................    12
  Section 4.3 Powers and Duties of Other Officers......................................................    12
  Section 4.4 Term of Office, etc......................................................................    13

ARTICLE V
  CAPITAL STOCK........................................................................................   13
  Section 5.1   Certificates...........................................................................   13
  Section 5.2   Transfer of Shares.....................................................................   13
  Section 5.3   Ownership of Shares....................................................................   13
  Section 5.4   Regulations Regarding Certificates.....................................................   13
  Section 5.5   Lost or Destroyed Certificates.........................................................   14

ARTICLE VI
  INDEMNIFICATION......................................................................................   14
  Section 6.1   Right to Indemnification...............................................................   14
  Section 6.2   Prepayment of Expenses.................................................................   14
  Section 6.3   Claims.................................................................................   14
  Section 6.4   Nonexclusivity of Rights...............................................................   15
  Section 6.5   Other Sources..........................................................................   15
  Section 6.6   Amendment or Repeal....................................................................   15
  Section 6.7   Other Indemnification and Prepayment of Expenses.......................................   15

ARTICLE VII
  MISCELLANEOUS........................................................................................   15
  Section 7.1   Fiscal Year............................................................................   15
  Section 7.2   Seal...................................................................................   15
  Section 7.3   Interested Directors; Quorum...........................................................   15
  Section 7.4   Form of Records........................................................................   16
  Section 7.5   Bylaw Amendments.......................................................................   16
  Section 7.6   Notices; Waiver of Notice..............................................................   16
  Section 7.7   Resignations...........................................................................   17
  Section 7.8   Reliance on Books, Reports and Records.................................................   17
  Section 7.9   Certain Definitional Provisions........................................................   17
  Section 7.10  Captions...............................................................................   17

                          SECOND AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                              U.S. CONCRETE, INC.

    The Board of Directors of U.S. Concrete, Inc. (the "Corporation") by resolution has duly adopted these Bylaws to govern the Corporation's internal affairs.

                                   ARTICLE I
                                  STOCKHOLDERS

    Section 1.1 Annual Meetings. If required by applicable law, the Corporation will hold an annual meeting of the holders of its capital stock (each, a "Stockholder") for the election of directors of the Corporation (each, a "Director") at such date, time and place as the Board of Directors of the Corporation (the "Board") by resolution may designate from time to time. The Corporation may transact any other business at an annual meeting which has properly come before that meeting in accordance with Section 1.11.

    Section 1.2 Special Meetings. Any of the following may call special meetings of Stockholders for any purpose or purposes at any time and designate the date, time and place of any such meeting: (i) the Board pursuant to a resolution that a majority of the total number of Directors the Corporation would have if there were no vacancies (the "Whole Board") has duly adopted; (ii) any committee of the Board (each, a "Board Committee") the Board has duly designated and empowered to call special meetings; and (iii) the chairman of the Board (the "Chairman"). Except as the certificate of incorporation of the Corporation (as amended from time to time and including each certificate of designation, if any, respecting any class or series of preferred stock of the Corporation which has been executed, acknowledged and filed in accordance with applicable law, the "Certificate of Incorporation") or applicable law otherwise provides, no other Person or Persons may call a special meeting of Stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    Section 1.3 Notice of Meetings. By or at the direction of the Chairman or the secretary of the Corporation (the "Secretary") whenever Stockholders are to take any action at a meeting, the Corporation will give a notice of that meeting to the Stockholders entitled to vote at that meeting which states the place, if any, date, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and hour of that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called. Unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the Corporation will give the notice of any meeting of Stockholders not less than 10 nor more than 60 days before the date of that meeting. If mailed to any Stockholder, any such notice will be deemed given (whether or not delivered) when deposited in the United States mail, postage prepaid, directed to that Stockholder at his address as it appears in the stock records of the Corporation. Section 1.4 Adjournments. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, the Corporation will give, in accordance with Section 1.3, notice of the adjourned meeting to each Stockholder of record and entitled to vote at the adjourned meeting.

    Section 1.5 Quorum. Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides: (i) at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes the holders of all outstanding shares of stock entitled to vote at the meeting could cast will be necessary and sufficient to constitute a quorum; and (ii) the holders of stock so present and entitled to vote at any duly convened meeting at which the necessary quorum has been ascertained may continue to transact business until that meeting adjourns notwithstanding any withdrawal from that meeting of shares of stock counted in determining the existence of that quorum. In the absence of a quorum, the chairman of the meeting or the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner Section 1.4 provides until a quorum attends. Shares of its own stock belonging to the Corporation or to another corporation, limited liability company, partnership or other entity (each, an "Entity"), if the Corporation, directly or indirectly, holds a majority of the shares entitled to vote in the election of directors (or the equivalent) of that other Entity, will be neither entitled to vote nor counted for quorum purposes; provided, however, that the foregoing will not limit the right of the Corporation to vote stock, including but not limited to its own stock, it holds in a fiduciary capacity.

    Section 1.6 Organization. The Chairman will chair and preside over any meeting of Stockholders at which he is present. The Board will designate the chairman and presiding officer over any meeting of Stockholders from which the Chairman is absent. In the absence of such designation by the Board, the chairman of the meeting will be chosen at the meeting. The Secretary will act as secretary of meetings of Stockholders, but in his absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting. The chairman of any meeting of Stockholders will announce at that meeting the date and time of the opening and the closing of the polls for each matter on which the Stockholders will vote at that meeting.

    Section 1.7 Voting; Proxies. (a) Except as the Certificate of Incorporation otherwise provides, each Stockholder entitled to vote at any meeting of Stockholders will be entitled to one vote for each share of capital stock of the Corporation he holds which has voting power on the matter in question. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no proxy will be voted or acted on after three years from its date, unless that proxy provides for a longer period. A proxy will be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending that meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary. Proxies for use at any meeting of Stockholders must be filed, before or at the time of that meeting, with the Secretary or such other person as the Board by resolution may designate from time to time.

    (b) The secretary of any meeting of Stockholders will take charge of and canvass all ballots delivered at that meeting and will decide all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes at that meeting, unless the chairman has appointed an inspector or inspectors to decide those questions. Voting at meetings of Stockholders: (i) need not be by written ballot unless the Board, in its discretion, by resolution so requires or, in the case of any such meeting, the chairman of that meeting, in his discretion, so requires; and (ii) unless applicable law otherwise requires, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at that meeting could cast.

    (c) The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

    (d) At all meetings of Stockholders at which a quorum is present for the election of Directors, a plurality of the votes cast by the holders of outstanding shares of stock of the Corporation entitled to vote in the election of Directors will be sufficient to elect, except as the Certificate of Incorporation may otherwise provide. In the case of any question to which the stockholder approval policy of any national securities exchange or quotation system on which capital stock of the Corporation is traded or quoted on the Corporation's application, the requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder (the "Code") applies, in each case for which question the Certificate of Incorporation, these Bylaws or the General Corporation Law of the State of Delaware, as amended (the "DGCL"), does not specify a higher voting requirement, that question will be decided by the requisite vote that stockholder approval policy, Exchange Act requirement or Code provision, as the case may be, specifies (or the highest requisite vote if more than one applies). A majority of the votes cast on the question whether to approve the appointment of independent public accountants (if that question is submitted for a vote of Stockholders) will be sufficient to approve. All other elections and questions which have properly come before any meeting will, unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, be decided by the vote of the holders of shares of stock of the Corporation present in person or by proxy at that meeting and having a majority of the votes entitled to vote thereon.

    Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board by resolution may fix a record date, which record date: (i) must not precede the date on which the Board adopts that resolution; (ii) in the case of a determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, will, unless applicable law otherwise requires, not be more than 60 nor less than 10 days before the date of that meeting; (iii) in the case of a determination of Stockholders entitled to express consent to corporate action in writing without a meeting, will not be more than 10 days from the date on which the Board adopts the resolution fixing the record date; and (iv) in the case of any other action, will not be more than 60 days prior to that other action. If the Board does not fix a record date: (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting will be (A) if applicable law does not require a prior action by the Board, the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and (B) if applicable law requires prior action by the Board, at the close of business on the day on which the Board adopts the resolution taking that prior action; and (iii) the record date for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

    Section 1.9 List of Stockholders Entitled To Vote. The Secretary will prepare and make, at least 10 days before each meeting of Stockholders, a list of the Stockholders entitled to vote at that meeting which complies with the requirements of Section 219 of the DGCL as in effect at that time.

    Section 1.1 Election of Directors. (a) Subject to such rights of the holders of any class or series of the Corporation's capital stock as the Certificate of Incorporation may prescribe, only persons who are nominated in accordance with the procedures this Section 1.10 sets forth will be eligible for election by Stockholders as Directors. Nominations of persons for election to the Board may be made at any meeting of Stockholders at which Directors are to be elected: (i) by or at the direction of the Board or any Board Committee the Board has duly designated and empowered to nominate persons for election as Directors; or (ii) by any Stockholder who (A) is a Stockholder of record at the time that Stockholder gives the notice this Section 1.10 specifies below, (B) will be entitled to vote at that meeting in the election of the Director for which that Stockholder is making the nomination and (C) complies with this
Section 1.10.

    (b) For a Stockholder to bring any nomination of a person for election as a Director properly before any meeting of Stockholders held after the date the first registration of any class or series of the Corporation's capital stock becomes effective under the Exchange Act (that date being the "Exchange Act Effective Date"), that Stockholder must have given timely notice of that nomination (a "Nomination Notice") in proper written form to the Secretary. To be timely, a Stockholder's Nomination Notice must be delivered to the Secretary, or mailed and received by the Secretary, at the principal executive offices of the Corporation: (i) if it relates to an election at any annual meeting of Stockholders, not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that (i) with respect to the first annual meeting to be held after the Exchange Act Effective Date or in the event that the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that it will be timely if it is so delivered not later than the last to occur of the close of business on (A) the 90th day prior to the pending annual meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending annual meeting; and (ii) if it relates to any special meeting of Stockholders, provided that the Board of Directors has determined that directors shall be elected at such meeting, not earlier than 120 days prior to that special meeting and not later than the last to occur of the close of business on
(A) the 90th day prior to that special meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of that special meeting. The public disclosure of an adjournment of any annual or special meeting will not in any event commence a new time period for the giving of any Nomination Notice.

    (c) To be in proper written form, any Nomination Notice of a Stockholder must: (i) set forth (A) as to each person whom that Stockholder proposes to nominate for election as a Director, (1) the name, age and business address of that person, (2) the principal occupation or employment of that person, (3) the class or series and number of shares of capital stock of the Corporation which that person owns beneficially or of record and (4) all other information, if any, relating to that person which Section 14 of the Exchange Act and the rules and regulations thereunder would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of directors and (B) as to that Stockholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf the nomination is being made, (1) the name and address of that Stockholder as they appear in the stock records of the Corporation and the name and address of that beneficial owner, (2) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that beneficial owner each owns beneficially or of record, (3) a description of all arrangements and understandings between that Stockholder or that beneficial owner and each proposed nominee of that Stockholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that Stockholder, (4) a representation by that Stockholder that he intends to appear in person or by proxy at that meeting to nominate the person(s) named in that Nomination Notice, (5) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (b) to otherwise solicit proxies from Stockholders in support of such nomination, and (6) all other information, if any, relating to that Stockholder and that beneficial owner which Section 14 of the Exchange Act and the rules and regulations thereunder would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of directors; and (ii) be accompanied by a written consent of each person that Stockholder proposes to nominate for election as a Director to be named as such a nominee and to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

    (d) Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the chairman of any meeting of Stockholders at which Directors are to be elected will have the power and duty to determine whether nominations of persons for election as Directors have been made in accordance with the procedures this Section 1.10 sets forth (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Stockholder's nominee in compliance with such Stockholder's representation as required by clause (c)(i)(B)(5) of this
Section 1.10) and, if that chairman determines that any such nomination has not been made in compliance with these procedures, to declare to that meeting that such nomination is defective and will be disregarded. Notwithstanding the foregoing provisions of this Section 1.10, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

    (e) Notwithstanding anything in Section 1.10(b) to the contrary, if the number of Directors to be elected at an annual meeting of Stockholders held after the Exchange Act Effective Date is increased and the Corporation has not made a public announcement (i) at least 90 days prior to the date of that meeting, in the case of the first annual meeting of Stockholders held after the Exchange Act Effective Date, or (ii) at least 100 days prior to the first anniversary of the preceding year's annual meeting, in the case of any other annual meeting of Stockholders held after the Exchange Act Effective Date, which announcement (A) names all the nominees for Director of the Board or any duly designated and empowered Board Committee or (B) specifies the size of the increased Board, a Stockholder's Nomination Notice will be timely, but only with respect to nominees for any new positions that increase creates, if that Nomination Notice is delivered to the Secretary, or mailed and received by the Secretary at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the Corporation first makes that public announcement.

    (f) For purposes of Section 1.11 and this Section 1.10, "public announcement" means disclosure in a press release the Dow Jones News Service, Associated Press or any comparable national news service in the United States reports or in a document the Corporation publicly files with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act; provided, however, that prior to the Exchange Act Effective Date, a written notice the Corporation mails, postage prepaid, to Stockholders of record at their addresses as they appear in the stock records of the Corporation will be a "public announcement" three days after the date of that mailing.

    (g) Notwithstanding the foregoing provisions of this Section 1.10, a Stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this
Section 1.10 sets forth.

    Section 1.1 Other Stockholder Business. (a) At any annual meeting the Corporation holds pursuant to Section 1.1, the Stockholders will transact only such business, in addition to the election of Directors, as has been properly brought before that meeting. Except as the Certificate of Incorporation otherwise provides, to be brought properly before any annual meeting, business other than the election of Directors ("Other Business") must be (i) business the notice of that meeting (or any supplement thereto) given by or at the direction of the Board specifies, (ii) business otherwise properly brought before that meeting by or at the direction of the Board and (iii) business (A) properly brought before that meeting by a Stockholder who (1) is a Stockholder of record at the time that Stockholder gives the notice this Section 1.11 specifies below,
(2) will be entitled to vote on that business at that meeting and (3) complies with this Section 1.11, (B) that is a proper subject for Stockholder action and
(C) is properly introduced at that meeting.

    (b) For a Stockholder to bring any Other Business properly before any annual meeting of Stockholders held after the Exchange Act Effective Date, that Stockholder must have given timely notice thereof (a "Business Notice") in proper written form to the Secretary. To be timely, a Stockholder's Business Notice must be delivered to the Secretary, or mailed and received by the Secretary at, the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that with respect to the first annual meeting to be held after the Exchange Act Effective Date or in the event that the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Business Notice will be timely if it is so delivered not later than the last to occur of the close of business on (A) the 90th day prior to that pending annual meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending meeting. The public disclosure of an adjournment of any annual meeting will not in any event commence a new time period for the giving of any Business Notice.

    (c) To be in proper written form, any Business Notice of a Stockholder must set forth: (i) as to each matter of Other Business that Stockholder proposes to bring before an annual meeting, (A) a brief description of that Other Business,
(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting that Other Business at an annual meeting and (D) each material interest in that Other Business of that Stockholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf that proposal is being made; and (ii) as to that Stockholder and each such beneficial owner, (A) the name and address of that Stockholder as they appear on the Corporation's books and the name and address of that beneficial owner, (B) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that beneficial owner each owns beneficially or of record, (C) a description of all arrangements and understandings between that Stockholder or that beneficial owner and any other person or persons (including their names) in connection with that Other Business, (D) a representation by that Stockholder that he intends to appear in person or by proxy at that meeting to bring that Other Business before that meeting , and (E) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from Stockholders in support of such proposal. The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

    (d) Except as applicable law otherwise provides, the chairman of any annual meeting of Stockholders will have the power and duty to determine whether proposals by Stockholders of any Other Business to be brought before that meeting have been made in accordance with the procedures this Section 1.11 sets forth (including whether the Stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Stockholder's proposal in compliance with such Stockholder's representation as required by clause (c)(ii)(E) of this
Section 1.11) and, if that chairman determines that any such proposal has not been made in compliance with these procedures, to declare to that meeting that such proposal is defective and will be disregarded.

    (e) At any special meeting the Corporation holds pursuant to Section 1.2, the Stockholders will transact only such business as (i) the notice given of that meeting pursuant to Section 1.3 sets forth and (ii) constitutes matters incident to the conduct of that meeting as the chairman of that meeting determines to be appropriate.

    (f) Notwithstanding the foregoing provisions of this Section 1.11, after the Exchange Act Effective Date, a Stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this Section 1.11 sets forth.

    Section 1.12 Action By Consent of Stockholders. Unless the Certificate of Incorporation otherwise provides, Stockholders may, prior to the Exchange Act Effective Date but not thereafter, without a meeting, prior notice or a vote, take any action they must or may take at any annual or special meeting, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present consent to that action which sets forth that action and cause the delivery of that consent in accordance with applicable law to the Corporation (i) at its registered office in the State of Delaware or its principal place of business or (ii) to an officer or agent of the corporation having custody of the books in which the Corporation records minutes of proceedings or other actions of Stockholders. Stockholders may execute any consent pursuant to this Section 1.12 in counterparts, all of which together will constitute a single consent. The Corporation will give prompt notice of the taking pursuant to this Section 1.12 of any action without a meeting by less than unanimous consent, to the extent required by law, to those Stockholders who have not consented to that action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

    Section 1.13 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it deems appropriate. Except to the extent inconsistent with those rules and regulations, if any, the chairman of any meeting of Stockholders will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of that chairman, are appropriate for the proper conduct of that meeting. Those rules, regulations or procedures whether adopted by the Board or prescribed by the chairman of the meeting may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Except to the extent the Board or the chairman of any meeting otherwise prescribes, no rules or parliamentary procedure will govern any meeting of Stockholders.

                                  ARTICLE II

                              BOARD OF DIRECTORS

    Section 2.1 Regular Meetings. The Board will hold its regular meetings at such places, on such dates and at such times as the Board by resolution may determine from time to time, and any such resolution will constitute due notice to all Directors of the regular meeting or meetings to which it relates. By notice pursuant to Section 2.6, the Chairman or a majority of the Board may change the place, date or time of any regular meeting of the Board.

    Section 2.2 Special Meetings. The Board will hold a special meeting at any place or time whenever the Chairman or a majority of the Board by resolution calls that meeting by notice pursuant to Section 2.6.

    Section 2.3 Telephonic Meetings. Members of the Board may hold and participate in any Board meeting by means of conference telephone or other communications equipment that permits all persons participating in the meeting to hear each other, and participation of any Director in a meeting pursuant to this Section 2.3 will constitute the presence in person of that Director at that meeting for purposes of these Bylaws, except in the case of a Director who so participates only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws.

    Section 2.4 Organization. The Chairman will chair and preside over meetings of the Board at which he is present. A majority of the Directors present at any meeting of the Board from which the Chairman is absent will designate one of their number as chairman and presiding officer over that meeting. The Secretary will act as secretary of meetings of the Board, but in his absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting.

    Section 2.5 Order of Business. The Board will transact business at its meetings in such order as the Chairman or the Board by resolution will determine.

    Section 2.6 Notice of Meetings. To call a special meeting of the Board, the Chairman or a majority of the Board must give a timely notice to each Director of the time and place of, and the general nature of the business the Board will transact at, all special meetings of the Board. To change the time or place of any regular meeting of the Board, the Chairman or a majority of the

Board must give a timely notice to each Director of that change. To be timely, any notice this Section 2.6 requires must be delivered to each Director personally or by mail, telegraph, telecopier or other communication at least one day before the meeting to which it relates; provided, however, that notice of any meeting of the Board need not be given to any Director who waives the requirement of that notice (whether after that meeting or otherwise) or is present at that meeting.

    Section 2.7 Quorum; Vote Required for Action. At all meetings of the Board, the presence in person of a majority of the total number of Directors then in office will constitute a quorum for the transaction of business, and the participation by a Director in any meeting of the Board will constitute that Director's presence in person at that meeting unless that Director expressly limits that participation to objecting, at the beginning of the meeting, to the transaction of any business at that meeting on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.

    Section 2.8 Informal Action by Directors. Unless the Certificate of Incorporation or these Bylaws otherwise provides, the Board may, without a meeting, prior notice or a vote, take any action it must or may take at any meeting, if all members of the Board consent thereto in writing or electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board the Secretary will keep.

                                  ARTICLE III

                               BOARD COMMITTEES

    Section 3.1 Board Committees. (a) The Board may designate one or more Board Committees consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any Board Committee, who may replace any absent or disqualified member at any meeting of that committee. The member or members present at any meeting of any Board Committee and not disqualified from voting at that meeting may, whether or not constituting a quorum, unanimously appoint another Director to act at that meeting in any place of any member of that committee who is absent from or disqualified to vote at that meeting.

    (b) The Board by resolution may change the membership of any Board Committee at any time and fill vacancies on any of those committees. A majority of the members of any Board Committee will constitute a quorum for the transaction of business by that committee unless the Board by resolution requires a greater number for that purpose. The Board by resolution may elect a chairman of any Board Committee. The election or appointment of any Director to a Board Committee will not create any contract rights of that Director, and the Board's removal of any member of any Board Committee will not prejudice any contract rights that member otherwise may have.

    (c) Pursuant to Section 3.1(a), the Board may designate an executive committee (the "Executive Committee") to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including the powers to (i) declare dividends and (ii) authorize the issuance by the Corporation of any class or series of its capital stock. The Executive Committee will include the Chairman among its members.

    (d) Each other Board Committee the Board may designate pursuant to Section 3.1(a) will, subject to applicable provisions of law, have and may exercise all the powers and authorities of the Board to the extent the Board resolution designating that committee so provides.

    Section 3.2 Board Committee Rules. Unless the Board otherwise provides, each Board Committee may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each Board Committee will conduct its business in the same manner as the Board conducts its business pursuant to
Article II.

                                  ARTICLE IV

                                   OFFICERS

    Section 4.1 Designation. The officers of the Corporation will consist of a chief executive officer ("CEO"), chief financial officer, chief operating officer, chief accounting officer, president, secretary, treasurer and such senior or other vice presidents, assistant secretaries, assistant treasurers and other officers as the Board or the CEO may elect or appoint from time to time. Any person may hold any number of offices of the Corporation.

    Section 4.2 CEO. The CEO will, subject to the control of the Board: (i) have general supervision and control of the affairs, business, operations and properties of the Corporation; (ii) see that all orders and resolutions of the Board are carried into effect; (iii) have the power to appoint and remove all subordinate officers, employees and agents of the Corporation, except for those the Board elects or appoints; and (iv) sign and execute, under the seal of the Corporation, all contracts, instruments, mortgages and other documents (collectively, "documents") of the Corporation which require that seal, except as applicable law otherwise requires or permits any document to be signed and executed and except as these Bylaws, the Board or the CEO authorize other officers of the Corporation to sign and execute documents. The CEO also will perform such other duties and may exercise such other powers as generally pertain to his office or these Bylaws or the Board by resolution assigns to him from time to time.

    Section 4.3 Powers and Duties of Other Officers. The other officers of the Corporation will have such powers and duties in the management of the Corporation as the Board by resolution may prescribe and, except to the extent so prescribed, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

    Section 4.4 Term of Office, etc. Each officer will hold office until the first meeting of the Board after the annual meeting of Stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. No officer of the Corporation will have any contractual right against the Corporation for compensation by reason of his election or appointment as an officer of the Corporation beyond the date of his service as such, except as a written employment or other contract otherwise may provide. The Board may remove any officer with or without cause at any time, but any such removal will not prejudice the contractual rights of that officer, if any, against the Corporation. The Board by resolution may fill any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise for the unexpired portion of the term of that office at any time.

                                   ARTICLE V

                                 CAPITAL STOCK

    Section 5.1 Certificates. Shares of capital stock of the Corporation will be evidenced by certificates in such form or forms as the Board by resolution may approve from time to time or, if and to the extent the Board so authorizes by resolution, may be uncertificated. The Chairman, the president or any vice president of the Corporation and the Secretary or any assistant secretary of the Corporation may sign certificates evidencing certificated shares. Any of or all the signatures and the Corporation's seal on each such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the Corporation issues that certificate, the Corporation may issue that certificate with the same effect as if he were such officer, transfer agent or registrar at the date of that issue.

    Section 5.2 Transfer of Shares. The Corporation may act as its own transfer agent and registrar for shares of its capital stock or use the services of such one or more transfer agents and registrars as the Board by resolution may appoint from time to time. Shares of the Corporation's capital stock will be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives on surrender and cancellation of certificates for a like number of shares.

    Section 5.3 Ownership of Shares. The Corporation will be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as the applicable laws of the State of Delaware otherwise provide.

    Section 5.4 Regulations Regarding Certificates. The Board will have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

    Section 5.5 Lost or Destroyed Certificates. The Board may determine the conditions on which a new certificate of stock may be issued in place of a certificate alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of the allegedly lost, stolen or destroyed certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one allegedly so lost, stolen or destroyed.

                                  ARTICLE VI

                                INDEMNIFICATION

    Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

    Section 6.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an under taking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this
Article VI or otherwise.

    Section 6.3 Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

    Section 6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of Stockholders or disinterested Directors or otherwise.

    Section 6.5 Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

    Section 6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

    Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                  ARTICLE VII

                                 MISCELLANEOUS

    Section 7.1 Fiscal Year. The Board by resolution will determine the fiscal year of the Corporation.

    Section 7.2 Seal. The corporate seal will have the name of the Corporation inscribed thereon and will be in such form as the Board by resolution may approve from time to time.

    Section 7.3 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Entity in which one or more of its Directors or officers are directors or officers (or hold equivalent offices or positions), or have a financial interest, will be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or Board Committee which authorizes the contract or transaction, or solely because his or their votes are counted for that purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Board Committee, and the Board or Board Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director's or officer's relationship or interest and as to

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the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those Stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a Board Committee or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Board Committee which authorizes the contract or transaction.

    Section 7.4 Form of Records. Any records the Corporation maintains in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

    Section 7.5 Bylaw Amendments. The Board has the power to adopt, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of Stockholders entitled to vote with respect thereto to amend or repeal those Bylaws as adopted or amended by the Board. Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of at least 66.7% of the combined voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of that special meeting, or by the Board as specified in the preceding sentence.

    Section 7.6 Notices; Waiver of Notice. Whenever any notice is required to be given to any Stockholder, Director or member of any Board Committee under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, that notice will be deemed to be sufficient if given (i) by telegraphic, facsimile, cable or wireless transmission or other lawful means or (ii) by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his address as it appears in the records of the Corporation, and that notice will be deemed to have been given on the day of such transmission or mailing, as the case may be.

    Whenever any notice is required to be given to any Stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to that notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be equivalent to the giving of that notice. Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, the Board or any Board Committee need be specified in any written waiver of notice or any waiver by electronic transmission unless the Certificate of Incorporation or these Bylaws so require.

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    Section 7.7    Resignations. Any Director or officer of the Corporation may resign at any time. Any such resignation will take effect at the time specified in that resignation, or, if that resignation does not specify any time, at the time of its receipt by the Chairman or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless that resignation expressly so provides.

    Section 7.8 Reliance on Books, Reports and Records. Each Director and each member of any Board Committee designated by the Board will, in the performance of his duties, be fully protected in relying in good faith on the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

    Section 7.9 Certain Definitional Provisions. (a) When used in these Bylaws, the words "herein," "hereof" and "hereunder" and words of similar import refer to these Bylaws as a whole and not to any provision of these Bylaws, and the words "Article" and "Section" refer to Articles and Sections of these Bylaws unless otherwise specified.

    (b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

    (c) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

    Section 7.10 Captions. Captions to Articles and Sections of these Bylaws are included for convenience of reference only, and these captions do not constitute a part hereof for any other purpose or in any way affect the meaning or construction of any provision hereof.

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